Exhibit 99.1

Clearway Energy, Inc. Provides Update on Second Quarter 2023 Wind Production

PRINCETON, NJ — July 13, 2023— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) (“Company”) today announced that wind production for its fleet in the second quarter of 2023 was approximately 25% below internal median production estimates, which was inclusive of the Alta Wind Complex’s wind production at approximately 20% below internal expectations. This deviation in the Company’s wind production index represented the lowest quarterly production reading in the Company’s history and resulted in an estimated decrease to second quarter 2023 revenue of between $25 and $30 million.

"Despite the abnormally low wind resource in the second quarter, we continue to have confidence that our long-term outlook remains intact based on historical trends for resource across our asset portfolio,” said Christopher Sotos, Clearway Energy, Inc.’s President and Chief Executive Officer. “Clearway is reiterating its target to achieve the upper range of its 5% to 8% annual dividend growth objective through at least 2026 while maintaining an 80-85% long-term payout ratio. We continue to plan to meet this target without needing to issue external equity while adhering to our balance sheet objectives.”

Second Quarter Earnings Call

Management plans to report full second quarter 2023 financial results as well as update its 2023 financial guidance as part of its second quarter 2023 earnings update on Tuesday, August 8. Management will present the results during a conference call and webcast at 8:00 a.m. Eastern. A live webcast of the conference call, including presentation materials, can be accessed through the Company’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under the Investor Relations section. The webcast will be archived on the site for those unable to listen in real time.

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest renewable energy owners in the US with over 5,500 net MW of installed wind and solar generation projects. The Company's over 8,000 net MW of assets also include approximately 2,500 net MW of environmentally-sound, highly efficient natural gas generation facilities. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements described above, including those regarding annual dividend growth, the Company’s financial performance and/or business results and other future events, and views of economic and market conditions. In particular, the Company’s wind production estimates and the estimated impact on second quarter revenue are preliminary only and are subject to revision based on the completion of the Company’s quarter-end accounting and financial reporting processes that are necessary to finalize the Company’s results and financial statements as of and for the quarter ended June 30, 2023. Although Clearway Energy, Inc. believes that these estimates and the other expectations stated herein are reasonable, it can give no assurance that these estimates or other expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, economic, competitive, governmental regulatory and market factors affecting our business, operations, dividends and access to capital. We identify the principal risks and uncertainties that affect our Company in our Form10-K and other filings with the Securities and Exchange Commission.

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Contacts:

Investors:	Media:
Akil Marsh	Zadie Oleksiw
investor.relations@clearwayenergy.com	media@clearwayenergy.com
609-608-1500	202-836-5754

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